Exhibit 99.1

Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE THIRD QUARTER OF FISCAL 2009

Melville, New York – June 3, 2009 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and nine months ended April 30, 2009.

Net sales for the third quarter of fiscal 2009 were $128.5 million compared to $138.1 million for the third quarter of fiscal 2008, reflecting growth in both our telecommunications transmission and our RF microwave amplifiers segments, all of which was offset by a significant decrease of sales in our mobile data communications segment. The anticipated decline in sales in our mobile data communications segment is attributable to the fact that a large majority of our current record backlog is expected to ship in fiscal 2010.  All three of our business segments benefited from incremental sales associated with our Radyne acquisition.

GAAP net income was $8.2 million, or $0.29 per diluted share, for the three months ended April 30, 2009 compared to $19.3 million, or $0.70 per diluted share, for the three months ended April 30, 2008. Non-GAAP net income for the three months ended April 30, 2009, which excludes the amortization of stock-based compensation expense, was $9.8 million, or $0.34 per diluted share, as compared to Non-GAAP net income of $21.0 million, or $0.76 per diluted share, for the three months ended April 30, 2008.

Net sales for the nine months ended April 30, 2009 were $464.3 million compared to $405.2 million for the nine months ended April 30, 2008. GAAP net income was $43.4 million, or $1.55 per diluted share, for the nine months ended April 30, 2009 compared to $59.5 million, or $2.15 per diluted share, for the nine months ended April 30, 2008. GAAP net income for the nine months ended April 30, 2009 has been reduced by a one-time charge of $6.2 million ($0.22 per diluted share) for the amortization of acquired in-process research and development associated with the Radyne acquisition. Non-GAAP net income for the nine months ended April 30, 2009, which excludes the amortization of stock-based compensation expense and amortization of acquired in-process research and development, was $54.3 million, or $1.93 per diluted share, as compared to Non-GAAP net income of $64.6 million, or $2.31 per diluted share, for the nine months ended April 30, 2008.

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In commenting on the Company's performance during the third quarter of fiscal 2009, Fred Kornberg, President and Chief Executive Officer, stated, “Although we have not been immune to challenging market conditions, we are seeing early signs of end-market stabilization and improved order flow. Our performance during this quarter demonstrates our market leadership positions.  We continue to anticipate record sales in fiscal 2009 even though our fourth quarter of fiscal 2009 results are expected to be impacted by short-term delivery delays by the supplier of our new MTS computers. These computers are now expected to begin shipping in fiscal 2010.”

Mr. Kornberg added, “With record backlog of $591.1 million and deployable cash of $449.2 million, I am increasingly optimistic that fiscal 2010 will be a strong year for Comtech, and believe that we are well-positioned to navigate through the most challenging global economy in decades. We continue to be focused on both executing our business strategies and continuing to position ourselves for additional growth when the economy recovers.”

Selected Fiscal 2009 Third Quarter Financial Metrics and Other Items

•
Backlog as of April 30, 2009 is a record $591.1 million compared to $201.1 million as of July 31, 2008 and $185.9 million as of April 30, 2008.  Bookings for the three months ended April 30, 2009 were $257.5 million, and for the nine months ended April 30, 2009 were a record of $803.0 million compared to $104.8 million and $462.1 million for the three and nine months ended April 30, 2008, respectively.

•
Earnings before interest, taxes, depreciation and amortization, including amortization of acquired in-process research and development (“EBITDA”), were $18.4 million and $95.5 million for the three and nine months ended April 30, 2009, respectively, versus $33.2 million and $97.8 million for the three and nine months ended April 30, 2008, respectively.

•
As of April 30, 2009, the Company had $255.2 million of cash and cash equivalents. Net cash provided by operating activities was $49.6 million for the nine months ended April 30, 2009 compared to $22.1 million for the nine months ended April 30, 2008. The net increase in cash provided by operating activities was primarily driven by a significant decrease in net working capital requirements during the nine months ended April 30, 2009 as compared to the nine months ended April 30, 2008.

•
On May 8, 2009, the Company received net proceeds of $194.0 million related to the issuance of $200.0 million of 3.0% convertible senior notes. As a result, the Company has approximately $449.2 million of cash entering the fourth quarter of fiscal 2009. All of the Company’s previously issued $105.0 million 2.0% convertible senior notes were fully converted by noteholders as of February 12, 2009 into an aggregate of 3,333,327 shares of the Company’s common stock, plus cash in lieu of fractional shares.

•
Our provision for income taxes for three months ended April 30, 2009 includes a benefit of $0.3 million due to a change in our estimated fiscal 2009 effective tax rate and discrete tax benefits of $0.2 million.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, June 4, 2009. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-7227. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to our future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the results of ongoing investigations into the Company’s compliance with export regulations, risks associated with the Radyne acquisition, risks associated with the Department of Defense subpoenas, risks associated with our recent MTS orders, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2009	2008	2009	2008

Net sales	$128,545,000	138,068,000	464,346,000	405,153,000
Cost of sales	81,040,000	77,536,000	270,385,000	227,818,000
Gross profit	47,505,000	60,532,000	193,961,000	177,335,000

Expenses:
Selling, general and administrative	23,062,000	22,032,000	78,009,000	63,735,000
Research and development	11,410,000	10,252,000	38,057,000	30,433,000
Amortization of acquired in-process research and development	-	-	6,200,000	-
Amortization of intangibles	1,805,000	433,000	5,394,000	1,246,000
	36,277,000	32,717,000	127,660,000	95,414,000

Operating income	11,228,000	27,815,000	66,301,000	81,921,000

Other expenses (income):
Interest expense	41,000	668,000	1,418,000	2,015,000
Interest income and other	(404,000)	(3,080,000)	(2,307,000)	(11,622,000)

Income before provision for income taxes	11,591,000	30,227,000	67,190,000	91,528,000
Provision for income taxes	3,422,000	10,922,000	23,810,000	32,060,000

Net income	$8,169,000	19,305,000	43,380,000	59,468,000

Net income per share:
Basic	$0.29	0.80	1.69	2.47
Diluted	$0.29	0.70	1.55	2.15

Weighted average number of common shares outstanding – basic	27,779,000	24,224,000	25,708,000	24,082,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	28,452,000	28,220,000	28,540,000	28,244,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2009	July 31, 2008
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$255,180,000	410,067,000
Accounts receivable, net	87,602,000	70,040,000
Inventories, net	102,069,000	85,966,000
Prepaid expenses and other current assets	18,882,000	5,891,000
Deferred tax asset	16,808,000	10,026,000
Total current assets	480,541,000	581,990,000

Property, plant and equipment, net	38,968,000	34,269,000
Goodwill	147,134,000	24,363,000
Intangibles with finite lives, net	57,470,000	7,505,000
Deferred financing costs, net	-	1,357,000
Other assets, net	598,000	3,636,000
Total assets	$724,711,000	653,120,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,173,000	31,423,000
Accrued expenses and other current liabilities	49,303,000	49,671,000
Customer advances and deposits	16,487,000	15,287,000
Current installments of other obligations	-	108,000
Interest payable	-	1,050,000
Total current liabilities	85,963,000	97,539,000

Convertible senior notes	-	105,000,000
Other liabilities	2,211,000	-
Income taxes payable	3,532,000	1,909,000
Deferred tax liability	12,641,000	5,870,000
Total liabilities	104,347,000	210,318,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 28,363,156 shares and 24,600,166 shares at April 30, 2009 and July 31, 2008, respectively	2,836,000	2,460,000
Additional paid-in capital	320,052,000	186,246,000
Retained earnings	297,661,000	254,281,000
	620,549,000	442,987,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	620,364,000	442,802,000
Total liabilities and stockholders’ equity	$724,711,000	653,120,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended April 30,		Nine months Ended April 30,
	2009	2008	2009	2008
Reconciliation of Non-GAAP Net Income to GAAP Net Income(1):
Non-GAAP net income	$9,761,000	21,022,000	54,262,000	64,627,000
Amortization of acquired in-process research and development	-	-	(6,200,000)	-
Amortization of stock-based compensation	(2,339,000)	(2,579,000)	(7,049,000)	(7,850,000)
Tax effect of stock-based compensation expense	747,000	862,000	2,367,000	2,691,000
GAAP net income	$8,169,000	19,305,000	43,380,000	59,468,000

Reconciliation of Non-GAAP Diluted Earnings Per Share to GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.34	0.76	1.93	2.31
Amortization of acquired in-process research and development	-	-	(0.22)	-
Amortization of stock-based compensation	(0.08)	(0.09)	(0.24)	(0.25)
Tax effect of stock-based compensation expense	0.03	0.03	0.08	0.09
GAAP diluted earnings per share	$0.29	0.70	1.55	2.15

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$8,169,000	19,305,000	43,380,000	59,468,000
Income taxes	3,422,000	10,922,000	23,810,000	32,060,000
Net interest expense (income) and other	(363,000)	(2,412,000)	(889,000)	(9,607,000)
Amortization of acquired in-process research and development	-	-	6,200,000	-
Amortization of stock-based compensation	2,339,000	2,579,000	7,049,000	7,850,000
Depreciation and other amortization	4,856,000	2,800,000	15,930,000	7,984,000
EBITDA	$18,423,000	33,194,000	95,480,000	97,755,000

(1)
Non-GAAP net income is used by management in assessing the Company’s operating results.  The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of acquired in-process research and development and stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and acquired in-process research and development. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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